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                       INDEPENDENT AUDITOR'S CONSENT




We consent to the use of our reports dated November 6, 1996; except for a .85 for 1 reverse stock split described in the third paragraph of footnote 8 for which the date is November 27, 1996 and October 4, 1996 accompanying the financial statements of NAVIDEC, Inc. and Interactive Planet, Inc., respectively, included in the 3rd Amendment to the Form SB-2 Registration Statement of NAVIDEC, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "EXPERTS" in the Registration Statement.



HEIN + ASSOCIATES LLP


Denver, Colorado
January 29, 1997